Exhibit 99.1

CHARTER
OF THE
AUDIT AND ASSET QUALITY COMMITTEE
OF THE BOARD OF DIRECTORS OF COMMUNITY TRUST BANCORP, INC.

As Approved by the Board of Directors on January 27, 2004

I.   AUTHORITY AND MEMBERSHIP

Membership . The members of the Audit and Asset Quality Committee (the "Committee") are appointed annually by the Board of Directors of Community Trust Bancorp, Inc. (the “Board”) on the recommendation of the Nominating and Corporate Governance Committee. The members will serve until their successors are duly elected and qualified by the Board. The qualifications of each member of the Committee will be reviewed annually.

The Board determines the number of members in the Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law, the Community Trust Bancorp, Inc. (the "Corporation") Bylaws, or by requirements of the N ASDAQ National Market System or such other exchange or system on which the Corporation’s securities are listed, quoted, and/or traded (“Listing Requirements”). In no event will the number of members be less than three (3).

Committee members must fully satisfy independence and experience requirements as prescribed in Listing Requirements, Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (“SEC”), and the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and applicable rules and regulations thereunder.

At least one member of the Committee must be a “financial expert” as defined by the rules of the SEC and meet the “financial sophistication” experience or background standards contained in the Listing Requirements. All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment to the Committee. Committee members are encouraged to participate in continuing training and education programs and sessions in order to improve oversight skills and financial literacy, with such participation being considered in the annual assessment of the Committee’s performance.

No member of the Committee may be an “affiliated person” of the Corporation or any of its subsidiaries (as defined under federal securities laws) nor may any member of the Committee simultaneously serve on the audit committee of more than two other public companies. Fees for service as a director (and as a committee member or committee chair) are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Corporation.

Committee Chair and Secretary . The Board will appoint one of the members of the Committee to serve as Committee Chair. The Committee may also appoint a secretary, who need not be a director.

Legal, Accounting and Other Advisors . The Committee has the authority, as it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Committee also has the authority, as it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation will provide for appropriate funding, as determined solely by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any other advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel, independent auditors, or other advisors to attend a meeting of the Committee or to meet with any members of, or advisor to, the Committee.

The Committee is directly and solely responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors will report directly to the Committee.

II.   PURPOSE OF THE COMMITTEE

The Committee’s primary purpose is to:

• Provide assistance to the Board by monitoring:

(a) the integrity of the financial statements of the Corporation;

(b) the independent auditors’ qualifications and independence;

(c) the performance of the Corporation’s and its subsidiaries’ internal audit function and independent auditors;

(d) the Corporation’s system of internal controls;

(e) the Corporation’s financial reporting and system of disclosure controls;

(f) the compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and

• Prepare the Committee report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

The Committee will also perform the duties required by law to be performed by an audit committee for any subsidiary bank of the Corporation that does not have its own audit committee and by a fiduciary audit committee for any subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

With respect to joint sessions of the Committee:

(a) The Committee may meet simultaneously as a committee of the Corporation and any subsidiary of the Corporation that does not have its own audit committee, though it should hold separate sessions, if necessary, to address issues that are relevant to one entity but not the other(s) or to consider transactions between the entities or other matters where the Corporation and one or more subsidiaries may have different interests; and

(b) The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Corporation and those of the Corporation’s subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Corporation’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

The Committee’s role is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Corporation’s financial statements, to plan or conduct audits, or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). The Corporation’s management is responsible for preparing the Corporation’s financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements.

III.   RESPONSIBILITIES OF THE COMMITTEE

Charter Review

• Review and reassess the adequacy of the Committee’s charter at least annually and recommend to the Board any necessary or desirable changes to the charter; and

• Publicly disclose the charter and any amendments to the charter on the Corporation’s website and/or as otherwise required by the SEC, Listing Requirements, and rules or regulations of any other regulatory body or stock exchange having authority over the Corporation.

Financial Reporting / Internal Controls

• Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports, and the results of their respective audits;

• Review and discuss with management and the independent auditors the Corporation’s quarterly financial statements and its quarterly report on Form 10-Q and determine whether the quarterly financial statements should be included in the Corporation’s Form 10-Q;

• Review and discuss with management and the independent auditors the Corporation’s annual audited financial statements and its annual report on Form 10-K and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K;

• Review and discuss with management and, where appropriate, the independent auditors, the Corporation’s financial disclosures in its registration statements, press releases, earnings releases, current reports, real-time disclosures, call reports, or other public disclosures, including the use of “pro forma” or “ adjusted” non-GAAP information, all reconciliations of the same, and any earnings guidance, as well as all financial information provided to any rating agencies and/or securities analysts including presentations at industry, investor, or other conferences;

• Review and discuss with the Corporation’s Chief Executive Officer and principal financial officer all matters such officers are required to certify in connection with the Corporation’s Form 10-Q and 10-K or other filings or reports;

• Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles, or GAAP methods on the Corporation’s financial statements;

• Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the Corporation’s financial statements, financial condition, or results of operations and any necessary disclosures related thereto;

• Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies;

• Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61;

• Ensure that the Corporation’s independent auditors' report to the Committee all of the Corporation’s critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;

• Ensure that the Corporation’s independent auditors share with the Committee all material written communication between the auditors and management;

• Discuss with the Corporation’s independent auditors, internal auditors, and management their assessments of the adequacy of the Corporation’s internal controls and disclosure controls and procedures;

• Assess whether management is resolving any internal control weaknesses diligently;

• Discuss with the Corporation’s independent auditors, internal auditors, and management, as appropriate, the Corporation’s FDICIA internal controls report and the attestation of the Corporation’s independent auditors to the same;

• Discuss with the Corporation’s independent auditors, internal auditors, and management, as appropriate, any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls, or other related matters and their proposals for rectifying such weaknesses or deficiencies;

• Monitor the Corporation’s progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls, or related matters;

• Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation; and

• Receive periodic reports from independent auditors and appropriate officers of the Corporation on significant financial reporting, internal controls, or other related matters with respect to the Corporation’s subsidiaries.

Independent Auditors

• Hire, fire, compensate, review, and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

• Review the experience, rotation, and qualifications of the senior members of the independent auditors’ team;

• Monitor the independence, qualifications, and performance of the independent auditors by, among other things;

(a) Obtaining and reviewing a report from the independent auditors at least annually regarding (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the same, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Corporation;

(b) Reviewing with the independent auditors any relationships between the Corporation and the independent auditors or any services that may impact the objectivity and independence of the auditors;

(c) Evaluating the qualifications, performance, and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and whether the provision of any non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors;

(d) Establishing and overseeing restrictions on the actions of directors, officers, or employees of the Corporation in illegally influencing, coercing, manipulating, or misleading the Corporation’s independent auditors, including violations of Rule 13b2-2 under the Exchange Act; and

(e) If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance, and independence of the auditors.

• Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

• Pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors or any other auditing or accounting firm, except as provided in this paragraph. In no event shall the independent auditors perform any non-audit services for the Corporation which are prohibited by Section 10A(g) of the Exchange Act or the rules of the SEC or the Public Corporation Accounting Oversight Board (or other similar body as may be established from time to time). The Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such guidelines with the Board. Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval will not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit. Approvals of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, will be disclosed when required as promptly as practicable in the Corporation’s quarterly or annual reports required by Section 13(a) of the Exchange Act;

• Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;

• Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Corporation, including the prohibition on employment of specified persons under Section 10A(1) of the Exchange Act;

• If appropriate, discuss with the national office of the independent auditors issues on which it was consulted by the Corporation’s audit team and any matters of audit quality and consistency; and

• Ensure that the independent auditors have access to all necessary Corporation personnel, records, or other resources.

Internal Audit Function

• Review and oversee the appointment, performance, compensation, and replacement of the firms or individuals who perform the internal audit function for the Corporation (“Provider of Internal Audit Services”);

• Appoint and regularly confer with the Corporation’s internal audit liaison with respect to the internal audit process and performance of the Provider of Internal Audit Services;

• Review the internal audit plan and, together with the internal audit liaison, assess whether it is consistent with the Corporation’s needs;

• Review the significant reports to management prepared by the Provider of Internal Audit Services and management’s responses to such reports;

• Review and discuss, with the Provider of Internal Audit Services, together with the internal audit liaison, the results of the Provider of Internal Audit Services’ work (including their audit report) as well as their control risk assessment;

• Discuss with the independent auditors and the internal audit liaison, and approve, the responsibilities, staffing, and compensation of the Provider of Internal Audit Services and any recommended changes in the planned scope of the internal audit; and

• Ensure that the Provider of Internal Audit Services has access to all necessary Corporation resources.

Compliance Oversight

• Discuss with management and the Provider of Internal Audit Services the Corporation’s processes regarding compliance with applicable laws and regulations and with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; obtain reports from management, the Provider of Internal Audit Services, and the independent auditors regarding compliance by the Corporation and its subsidiaries with applicable legal requirements (including suspicious activity reports and regulatory exam reports) and the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and from time to time advise the Board of Directors with respect to the same. Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or an assurance that no reports were required to be furnished to the Committee under Section 10A;

• Establish and review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

• Review any related party transactions of the type that would require disclosure under Item 404 of SEC Regulation S-K for potential conflicts of interest situations;

• Establish procedures and require the Corporation to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

• Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies or compliance with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and

• Discuss with the Corporation’s internal and/or outside legal counsel any legal matters that may have a material impact on the financial statements or that may have an impact on the Corporation’s compliance policies.

Subsidiaries of the Corporation

• Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Corporation that does not have its own audit committee, review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the FDIC pursuant to 12 C.F.R. Sections 363.2 (a) and (b) and Sections 363.3 (a) and (b), respectively; and

• Perform the duties required to be performed by the fiduciary audit committee for any subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

General

• Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly;

• On a regular basis, as appropriate, meet separately with management (in particular, the Chief Executive Officer and the principal financial officer), the Provider of Internal Audit Services Committee, and with the independent auditors;

• Report regularly to the Board with respect to the Committee’s activities;

• Maintain minutes or other records of the Committee’s meetings and activities;

• Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management and the independent auditors as the Committee deems appropriate from time to time for improving such materials;

• Form and delegate authority to subcommittees or members when appropriate;

• Prepare the audit committee report to be included in the Corporation’s proxy statement when and as required by the rules of the SEC; and

• Annually review the performance of the Committee.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports, or statements prepared or presented by:

• One or more officers or employees of the Corporation whom the Committee members reasonably believe to be reliable and competent in the matters presented;

• Counsel, independent auditors, or other persons as to matters which the Committee members reasonably believe to be within the professional or expert competence of such person; or

• Another committee of the Board as to matters within its designated authority.